EXHIBIT 5

                                                         HARRIS
                                                         BEACH &
                                                         WILCOX
August 6, 1998                                           A LIMITED LIABILITY
                                                         PARTNERSHIP
                                                         ATTORNEYS AT LAW

                                                         119 EAST SENECA STREET
                                                         P.O. BOX 580
                                                         ITHACA, NEW YORK. 14850
                                                         (607) 273-6444
                                                         (607) 273-6802 (Fax)
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Tompkins County Trustco, Inc.
The Commons, P.O. Box 460
Ithaca, New York 14851

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 240,000 shares of common stock, $.10 par value per share (the "Shares"), of Tompkins County Trustco, Inc., a New York corporation (the "Company"), issuable under the Company's 1998 Stock Option Plan (the "Plan").

         We have acted as counsel for the Company in connection with the Plan and are familiar with the actions taken by the Company in connection therewith. For purposes of this opinion we have examined the Registration Statement, the Plan and such other documents as we have deemed appropriate.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized and (ii) the Shares, when issued and sold in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             HARRIS BEACH & WILCOX, LLP


                                             By:
                                                -----------------
                                                  Mark B. Wheeler